UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 30, 2009

Adolor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30039	31-1429198
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

700 Pennsylvania Drive, Exton, PA		19341
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (484) 595-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On January 30, 2009, Adolor Corporation (the “Company”) and Glaxo Group Limited (“Glaxo”) entered into Amendment No. 4 (“Amendment No. 4”) to Collaboration Agreement, as previously amended (the Collaboration Agreement”).  Under Amendment No. 4, the Company and Glaxo, effective as of January 1, 2009, modified certain provisions of the Collaboration Agreement (i) to reflect the current plan jointly developed by the parties relating to the sale and promotion of ENTEREG® (alvimopan) and (ii) to modify certain payment provisions of the Collaboration Agreement, principally including the acceleration of payments owed by Glaxo to the Company.  These payments are expected to total approximately $9 million and will be received by the Company in the first half of 2009.

The foregoing is a summary of the material terms of Amendment No. 4 and does not purport to be complete.

There are no material relationships between Glaxo and the Company or any of the Company’s affiliates, directors or officers (or any associate of any such director or officer), other than by virtue of Amendment No. 4, the Collaboration Agreement and the Distribution Services Agreement dated June 29, 2004 by and between the Company and an affiliate of Glaxo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

By	/s/ John M. Limongelli
Name:	John M. Limongelli
Title:	Sr. Vice President, General Counsel and Secretary

Dated:  February 5, 2009